Exhibit 10.2

EMPLOYMENT AGREEMENT

任命协议

This Employment Agreement (the “Agreement”) is entered into effective as of the 1st day of December, 2022, by and between Meihua International Medical Technologies Co., Ltd., a Cayman Islands company (the “Company”), and Zhao Lianzhang, an individual residing at the address set forth on Schedule A hereto (the “Executive”). Should there be any conflict between the English language provisions and the Chinese translations in this document, the English language portion filed by SEC shall govern.

本雇佣协议(下称“协议”)由开曼群岛公司美华国际医疗技术有限公司(下称“公司”)与居住在本协议附件A所列地址的个人赵联张(下称“CFO”)于2022年12月1日签订。本协议中若中文与英文有翻译区别，将以SEC备案的英文内容为准。

INTRODUCTION

介绍

WHEREAS, the Company is in the business of the manufacture, research and development of class I, II and III medical devices through its operating subsidiaries, Yangzhou Huada Medical Device co., Ltd. and other China-based subsidiaries (the “Business”);

本公司通过其运营子公司扬州华达医疗器械有限公司和其他设在中国的子公司(“业务”)从事I、II和III类医疗器械的制造、研发业务;

WHEREAS, the Company wishes to employ the Executive under the title and capacity set forth on Schedule A hereto; and

公司希望以本协议附件A所列的头衔和能力聘用该CFO;而且

WHEREAS, the Executive desires to be employed by the Company in such capacity, subject to the terms of this Agreement.

根据本协议的条款，CFO同意以该等身份受雇于公司。

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual promises herein below set forth, the parties hereby agree as follows:

因此，鉴于本协议如下所述的前提和相互承诺，双方现达成如下协议:

1. Employment Period. The initial term of the Executive’s employment by the Company (directly or through its wholly-owned subsidiaries) pursuant to this Agreement shall commence upon the date hereof (the “Effective Date”) and shall continue for that period of calendar months from the Effective Date set forth on Schedule A hereto (the “Employment Period”). Thereafter, the Employment Period shall automatically renew for successive periods of one (1) year each, unless either party shall have given to the other at least thirty (30) days’ prior written notice of their intention not to renew the Executive’s employment prior to the end of the Employment Period or the then applicable renewal term, as the case may be. In any event, the Employment Period may be terminated as provided herein.

在聘任期间，CFO根据本协议(直接或通过其全资子公司)受雇于本公司的初始期限应自本协议签订之日(“生效日”)开始，并应持续至本协议附件A规定的生效日起的日历月期间(“聘用期”)。此后，聘任期将自动连续延长一(1)年，除非任何一方在聘任期或当时适用的续约期限(视情况而定)结束前，至少提前三十(30)天书面通知另一方其不打算续聘CFO。在任何情况下，聘期均可按本合同规定终止。

2. Employment; Duties.

(a) Subject to the terms and conditions set forth herein, the Company hereby employs the Executive to act for the Company during the Employment Period in the capacity set forth on Schedule A hereto, and the Executive hereby accepts such employment. The duties and responsibilities of the Executive shall include such duties and responsibilities appropriate to such office and as are normally associated with and appropriate for such position and as the Company’s board of directors (the “Board”) may from time to time reasonably assign to the Executive.

根据本协议中规定的条款和条件，公司特此聘用该名CFO，在聘用期内以本协议附件a所列的身份代表公司行事，该名CFO特此接受该等聘用。CFO的职责应包括与该等职务相适应的、通常与该等职务相关联的、与该等职务相适合的、以及公司董事会(“董事会”)不时合理分配给该等CFO的职责和责任。

(b) Executive recognizes that during the period of Executive’s employment hereunder, Executive owes an undivided duty of loyalty to the Company, and Executive will use Executive’s good faith efforts to promote and develop the business of the Company and its subsidiaries (the Company’s subsidiaries from time to time, together with any other affiliates of the Company, the “Affiliates”). Executive shall devote all of Executive’s business time, attention and skills to the performance of Executive’s services as an executive of the Company. Recognizing and acknowledging that it is essential for the protection and enhancement of the brand name, reputation and business of the Company and the goodwill pertaining thereto, Executive shall perform the Executive’s duties under this Agreement professionally, in accordance with the applicable laws, rules and regulations and such standards, policies and procedures established by the Company and the industry from time to time.

CFO确认，在执行人员受雇期间，执行人员对公司负有不可分割的忠诚义务，执行人员将利用其善意努力促进和发展公司及其子公司(公司的子公司，以及公司的任何其他关联公司，简称“关联公司”)的业务。执行人员应将其所有业务时间、注意力和技能用于执行人员作为公司执行人员的服务。执行人员认识到并认识到，这对保护和增强公司的品牌名称、声誉和业务以及与之相关的商誉至关重要，因此，执行人员应根据适用的法律、规则和规章，以及公司和行业不时制定的此类标准、政策和程序，专业地履行本协议项下的执行人员职责。

(c) However, the parties agree that: (i) Executive may devote a reasonable amount of his time to civic, community, or charitable activities and may serve as a director of other corporations (provided that any such other corporation is not a competitor of the Company, as determined by the Board) and to other types of business or public activities not expressly mentioned in this paragraph and (ii) Executive may participate as a non-employee director and/or investor in other companies and projects as disclosed by Executive to, and approved by, the Board, so long as Executive’s responsibilities with respect thereto do not conflict or interfere with the faithful performance of his duties to the Company.

CFO确认，在CFO受雇期间，CFO对公司负有不可分割的忠诚义务，CFO将利用其善意努力促进和发展公司及其子公司(公司的子公司，以及公司的任何其他关联公司，简称“关联公司”)的业务。CFO应将其所有业务时间、注意力和技能用于CFO作为公司CFO的服务。CFO认识到并认识到，这对保护和增强公司的品牌名称、声誉和业务以及与之相关的商誉至关重要，因此，CFO应根据适用的法律、规则和规章，以及公司和行业不时制定的此类标准、政策和程序，专业地履行本协议项下的CFO职责。

3. Place of Employment. The Executive’s services shall be performed at the Company’s offices located at 88 Tongda Road, Touqiao Town, Guangling District, Yangzhou 225000, PRC, at any other location at which the Company now or hereafter has a business facility, at employee’s home office, or at any other location where Executive’s presence is necessary to perform his duties. The parties acknowledge that the Executive may be required to travel in connection with the performance of his duties hereunder.

工作地点。CFO的工作位于中国扬州225000广陵区头桥镇通达路88号的公司办公室、公司现在或以后有业务设施的任何其他地点、员工的家庭办公室，或CFO为履行其职责需要前往的任何其他地点进行。双方承认，CFO可能因履行其在本协议项下的职责而被要求出差。

4. Base Salary. The Executive shall be entitled to receive a salary from the Company during the Employment Period at a rate per year indicated on Schedule A hereto (the “Base Salary”), which Base Salary shall commence following execution of this Agreement and approval by the Board. Once the Board has established the Base Salary, such Base Salary shall be payable in monthly installments in accordance with the Company’s customary payroll practices. The Executive’s Base Salary may be increased on each anniversary of the Effective Date, at the Board’s sole discretion.

基本工资。在聘期内，CFO有权从公司领取本协议附件a中规定的年薪(“基本工资”)，该基本工资将在本协议签署并经董事会批准后开始发放。一旦董事会制定了基本工资，该基本工资应按照公司的薪资惯例，按月分期支付。CFO的基本工资可在生效日的每一周年增加，由董事会全权决定。

5. Bonus.

奖金

(a) The Executive shall be eligible to receive an annual cash bonus (the “Annual Bonus”), which shall be earned by the Executive based upon the level of achievement of specific operational, financial or other milestones by the Company established by the Board in consultation with the Executive (the “Milestones”) as established from time to time by the Board of Directors, and based upon the Executive’s performance of the Executive Duties set forth on Schedule A. The amount of the Annual Bonus, if any, and the method of payment of all or any portion of any Annual Bonus (which will be paid in cash) shall be determined by the Board in its sole discretion. If the Board determines that any portion of the Annual Bonus is to be paid in cash, such amount shall be payable within ten (10) days of the filing with the Securities and Exchange Commission of the Company’s annual report on Form 20-F.

CFO有资格获得年度现金奖金(“年度奖金”)，该奖金应根据董事会与CFO协商确定的公司具体经营、财务或其他里程碑(“里程碑”)的实现水平(董事会不时确定的)，并根据CFO履行附录a中规定的执行职责的情况获得。(如有)，以及任何年度奖金(将以现金支付)的全部或任何部分的支付方法，均由董事会全权决定。如果董事会决定以现金形式支付年度奖金的任何部分，该金额应在向证券交易委员会提交公司年度报告(表格20-F)后的十(10)天内支付。

(b) The Executive shall be eligible to participate in any other bonus or incentive program established by the Company for executives of the Company.

CFO有资格参加公司为公司CFO设立的任何其他奖金或激励计划。

6. Other Benefits

(a) Insurance and Other Benefits. During the Employment Period, the Executive and the Executive’s dependents shall be entitled to participate in any Company insurance programs and any applicable benefit plans, as the same may be adopted and/or amended from time to time (the “Benefits”). The Executive shall be bound by all of the policies and procedures relating to Benefits established by the Company from time to time.

保险和其他福利：在聘期内，CFO及其受扶养人有权参加公司可能不时采用和/或修改的任何保险计划和任何适用的福利计划(“福利”)。CFO应受公司不时制定的与福利有关的所有政策和程序的约束。

(b) Vacation; Personal Days. During the Employment Period, the Executive shall be entitled to an annual vacation of such duration consistent with the Company’s policies from time to time, as determined by the Board. The Executive shall be entitled to paid personal days on a basis consistent with the Company’s other senior executives, as determined by the Board.

休假/个人时间：在聘期内，CFO有权享受由董事会不时决定的与公司政策相一致的年假。CFO有权享有由董事会决定的与公司其他高级管理人员一致的带薪事假。

(c) Expense Reimbursement. The Company shall reimburse the Executive for all reasonable business, promotional, travel and entertainment expenses (“Reimbursable Expenses”) incurred or paid by the Executive during the Employment Period in the performance of Executive’s services under this Agreement on a basis consistent with the Company’s other senior executives, as determined by the Board, provided that the Executive furnishes to the Company appropriate documentation required by the relevant taxing authorities in a timely fashion in connection with such expenses and shall furnish such other documentation and accounting as the Company may from time to time reasonably request.

费用报销：公司应按照董事会确定的与公司其他高级管理人员一致的标准，向CFO报销在聘用期间为CFO履行本协议项下的服务而发生或支付的所有合理的业务、宣传、差旅和娱乐费用(“可报销费用”)。但CFO应及时向公司提供有关税务机关要求的有关费用的适当文件，并应提供公司不时合理要求的其他文件和会计。

7. Termination; Compensation Due Upon Termination of Employment. The Executive’s right for periods after the date his employment with the Company terminates shall be determined in accordance with the provisions of paragraphs (a) through (e) below.

终止雇佣时应支付的补偿： CFO在其与公司的雇佣终止之日后的权利应根据下文(a)至(e)段的规定确定。

(a)	Voluntary Resignation; Termination without Cause.

自愿辞职;无故终止

(i) Voluntary Resignation. The Executive may terminate his employment at any time upon thirty (30) days prior written notice to the Company. In the event of the Executive’s voluntary termination of employment other than for Good Reason (as defined below), the Company shall have no obligation to make payments to the Executive in accordance with the provisions of Sections 4 or 5, except as otherwise required by this Agreement or by applicable law, to provide the benefits described in Section 6 for periods after the date on which the Executive’s employment with the Company terminates due to the Executive’s voluntary resignation, except for the payment of the Executive’s Base Salary accrued through the date of such resignation.

 自愿辞职。CFO可在提前三十(30)天书面通知公司后，随时终止雇佣关系。如果CFO自愿终止雇佣关系(定义如下)，除本协议或适用法律另有规定外，公司无义务根据第4或第5条的规定向CFO支付款项，在CFO因自愿辞职而终止与公司的雇佣关系之日之后的一段时间内提供第6条所述的福利。但截至辞职日期应计的行政人员基本薪金除外。

(ii) Termination without Cause. 无故终止

(A) If the Executive’s employment is terminated by the Company without Cause (as defined below): (1) the Company shall (x) continue to pay the Executive the Base Salary (at the rate in effect on the date the Executive’s employment is terminated) until the end of the Severance Period (as defined below), (y) with respect to the Annual Bonus, to the extent the Milestones are achieved or, in the absence of Milestones, the Board has, in its sole discretion, otherwise determined an amount for the Executive’s bonus for the current Employment Period, pay the Executive a pro rata portion of the Annual Bonus for the year of the Employment Period on the date such Annual Bonus would have been payable to the Executive had the Executive remained employed by the Company, and (z) pay any other accrued compensation and Benefits; and (2) any of the Executive’s unvested stock options as set forth on Schedule A attached hereto shall automatically vest upon the Executive’s termination without Cause. The Executive shall have no further rights under this Agreement or otherwise to receive any other compensation or benefits after such termination of employment.

如果公司无故终止CFO的雇佣(定义如下):(1)公司应(x)继续向CFO支付基本工资(按CFO解聘之日生效的费率)，直至解聘期(定义见下文)结束，(y)就年度奖金而言，在达到里程碑的情况下，或在没有里程碑的情况下，董事会可自行决定CFO在当前聘期的奖金数额，如果CFO仍被公司聘用，则该等年度奖金将在本应支付给CFO的日期支付该等年度奖金的按比例部分，并(z)支付任何其他应计薪酬和福利;以及(2)在CFO无故解约后，本协议附件A所列的任何CFO未授予的股票期权应自动授予。CFO在本协议项下没有进一步的权利，在雇佣关系终止后，CFO也无权获得任何其他补偿或福利。

(B) If, following a termination of employment without Cause, the Executive breaches the provisions of Sections 8, 9 or 10 hereof, the Executive shall not be eligible, as of the date of such breach, for the payments and benefits described in Section 7(a)(ii)(A) above, and any and all obligations and agreements of the Company with respect to such payments shall thereupon cease.

如果在无故终止雇佣后，CFO违反了本协议第8、9或10条的规定，则自该等违约之日起，CFO将没有资格获得上述第7(a)(ii)(A)条所述的付款和福利，公司关于该等付款的任何和所有义务和协议将随之终止。

(b) Discharge for Cause. Upon written notice to the Executive, the Company may terminate the Executive’s employment for “Cause” if any of the following events shall occur:

因原因解雇：在书面通知CFO后，如果发生以下任何事件，公司可以“原因”终止CFO的聘用:

(i) any act or omission that constitutes a material breach by the Executive of any of his obligations under this Agreement;

CFO严重违反其在本协议项下的任何义务的任何作为或不作为;

(ii) the willful and continued failure or refusal of the Executive to satisfactorily perform the duties reasonably required of him as an employee of the Company;

CFO故意且持续未能或拒绝令人满意地履行作为公司雇员合理要求他履行的职责;

(iii) the Executive’s conviction of, or plea of nolo contendere to, (i) any felony or (ii) a crime involving dishonesty or moral turpitude or which could reflect negatively upon the Company or otherwise impair or impede its operations;

CFO被定罪或抗辩不抗辩(i)任何重罪或(ii)涉及不诚实或道德败坏或可能对公司产生负面影响或以其他方式损害或阻碍公司运营的罪行;

(iv) the Executive’s engaging in any misconduct, negligence, act of dishonesty (including, without limitation, theft or embezzlement), violence, threat of violence or any activity that could result in any violation of federal securities laws, in each case, that is injurious to the Company or any of its Affiliates;

CFO从事任何不当行为、疏忽、不诚实行为(包括但不限于盗窃或贪污)、暴力、暴力威胁或可能导致违反联邦证券法的任何活动，且在每种情况下对公司或其任何关联公司造成损害;

(v) the Executive’s material breach of a written policy of the Company or the rules of any governmental or regulatory body applicable to the Company;

CFO严重违反公司的书面政策或适用于公司的任何政府或监管机构的规则;

(vi) the Executive’s refusal to follow the directions of the Board, unless such directions are, in the written opinion of legal counsel, illegal or in violation of applicable regulations;

CFO拒绝遵从董事会的指示，除非该等指示在法律顾问的书面意见中属非法或违反适用的规例;

(vii) any other willful misconduct by the Executive which is materially injurious to the financial condition or business reputation of the Company or any of its Affiliates, or

CFO的任何其他故意不当行为，对公司或其任何关联公司的财务状况或商业声誉造成重大损害，或

any other willful misconduct by the Executive which is materially injurious to the financial condition or business reputation of the Company or any of its Affiliates, or

CFO的任何其他故意不当行为，对公司或其任何关联公司的财务状况或商业声誉造成重大损害，或

(viii) the Executive’s breach of his obligations under Section 8, 9 or 10 hereof.

In the event Executive is terminated for Cause, the Company shall have no obligation to make payments to Executive in accordance with the provisions of Sections 4 or 5, or, except as otherwise required by law, to provide the benefits described in Section 6, for periods after the Executive’s employment with the Company is terminated on account of the Executive’s discharge for Cause except for the Executive’s then applicable Base Salary accrued through the date of such termination.

CFO违反其在本协议第8、9或10条下的义务。如果CFO因原因被解雇，公司无义务根据第4或第5条的规定向CFO付款，或在CFO因原因被解雇而被公司终止雇佣后的一段时间内(法律另有规定的除外)提供第6条所述的福利，但CFO在该等解雇之日之前应计的当时适用的基本工资除外。

(c) Disability. The Company shall have the right, but shall not be obligated to, terminate the Executive’s employment hereunder in the event the Executive becomes disabled such that he is unable to discharge his duties to the Company for a period of ninety (90) consecutive days or one hundred twenty (120) days in any one hundred eighty (180) consecutive day period (unless longer periods are not required under applicable local labor regulations) (a “Permanent Disability”). In the event of a termination of employment due to a Permanent Disability, the Company shall be obligated to continue to make payments to the Executive in an amount equal to the then applicable Base Salary for the Severance Period (as defined below), payable in the form of salary continuation for the applicable Severance Period after the Executive’s employment with the Company is terminated due to a Permanent Disability. A determination of a Permanent Disability shall be made by a physician satisfactory to both the Executive and the Company; provided, however, that if the Executive and the Company do not agree on a physician, the Executive and the Company shall each select a physician and those two physicians together shall select a third physician, whose determination as to a Permanent Disability shall be binding on all parties.

残疾：如果CFO发生残疾，以致其在连续90(90)天内或在任何180(180)天内连续120(120)天内无法履行其在公司的职责(除非根据适用的当地劳动法规不要求更长时间)(“永久性残疾”)，公司有权但无义务终止其在本协议项下的雇佣关系。如果因永久性残疾终止雇佣关系，公司有义务继续向CFO支付相当于当时适用的离职期基本工资(定义如下)的金额，在CFO因永久性残疾终止与公司的雇佣关系后，以适用的离职期工资延续的形式支付。永久性残疾的判定应由CFO和公司双方都满意的医生作出;但是，如果CFO与公司未商定一名医生，则CFO与公司应各自选择一名医生，而这两名医生应共同选择第三名医生，其对永久性残疾的决定对各方均具有约束力。

(d) Death. The Executive’s employment hereunder shall terminate upon the death of the Executive. The Company shall have no obligation to make payments to the Executive in accordance with the provisions of Sections 4 or 5, or, except as otherwise required by law or the terms of any applicable benefit plan, to provide the benefits described in Section 6 for periods after the date of the Executive’s death except for then applicable Base Salary earned and accrued through the date of death, payable to the Executive’s beneficiary, as the Executive shall have indicated in writing to the Company (or if no such beneficiary has been designated, to Executive’s estate).

死亡：CFO在本协议项下的雇用应在CFO死亡时终止。本公司无义务根据第4或第5条的规定向CFO付款，或(除非法律或任何适用的福利计划条款另有规定)在CFO死亡之日后向CFO的受益人提供第6条所述的福利，但截至死亡之日已获得和应计的当时适用的基本工资除外。如CFO已以书面形式向公司指明(或如未指定该等受益人，则按CFO的遗产)。

(e) Termination for Good Reason. The Executive may terminate this Agreement at any time for Good Reason. In the event of termination under this paragraph (e), the Company shall pay to the Executive severance in an amount equal to the Executive’s then applicable Base Salary for a period equal to the number of months set forth on Schedule A hereto (the “Severance Period”), subject to the Executive’s continued compliance with Sections 8, 9 and 10 of this Agreement, payable in the form of salary continuation for the applicable Severance Period following the Executive’s termination, and subject to the Company’s regular payroll practices and required withholdings. Such severance shall be reduced by any cash remuneration paid to the Executive because of the Executive’s employment or self-employment during the Severance Period. The Executive shall continue to receive all Benefits (either through the Company or an Affiliate) during the Severance Period. The Executive shall have no further rights under this Agreement or otherwise to receive any other compensation or benefits after such resignation. For the purposes of this Agreement, “Good Reason” shall mean any of the following (without Executive’s express written consent):

有正当理由的终止：CFO可在任何时候以正当理由终止本协议。如果根据本(e)段终止，公司应向CFO支付相当于其当时适用的基本工资的遣散费，期限与本协议附件a中规定的月数相等(“遣散期”)，前提是CFO继续遵守本协议第8、9和10条，在CFO终止后，以适用遣散期的工资延续的形式支付。并根据公司的正常工资制度和要求的预提。该等遣散费须扣除因CFO在遣散期内受雇或自雇而支付给CFO的任何现金酬金。在遣散期间，CFO应继续获得所有福利(通过本公司或关联公司)。CFO在该等人员辞职后，在本协议项下或以其他方式获得任何其他补偿或福利的权利将不复存在。就本协议而言，“充分理由”系指以下任何一项(未经CFO明确书面同意):

(i) the assignment to the Executive of duties that are significantly different from, and that result in a substantial diminution of, the duties that he assumed on the Effective Date;

向行政人员指派的职责与其在生效日期所承担的职责有显著不同，并导致其在生效日期所承担的职责大幅减少;

(ii) removal of the Executive from his position as indicated on Schedule A hereto, or the assignment to the Executive of duties that are significantly different from, and that result in a substantial diminution of, the duties that he assumed under this Agreement, within twelve (12) months after a Change of Control (as defined below);

在控制权变更(定义见下文)后的十二(12)个月内，解除本协议附件A所示的CFO职务，或向CFO分配与其在本协议项下所承担的职责明显不同并导致其大幅减少的职责;

(iii) a reduction by the Company in the Executive’s then applicable Base Salary or other compensation, unless said reduction is pari passu with other senior executives of the Company;

公司削减高管当时适用的基本工资或其他薪酬，除非该削减与公司其他高级管理人员相同;

(iv) the taking of any action by the Company that would, directly or indirectly, materially reduce the Executive’s benefits, unless said reductions are pari passu with other senior executives of the Company; or

公司采取任何直接或间接实质性减少高管福利的行动，除非所述削减与公司其他高管同等;或

(v) a breach by the Company of any material term of this Agreement that is not cured by the Company within thirty (30) days following receipt by the Company of written notice thereof.

公司违反本协议的任何重要条款，而公司在收到书面通知后三十(30)天内未予以纠正

For purposes of this Agreement, “Change of Control” shall mean the occurrence of any one or more of the following: (i) the accumulation, whether directly, indirectly, beneficially or of record, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of 50% or more of the shares of the outstanding equity securities of the Company, (ii) a merger or consolidation of the Company in which the Company does not survive as an independent company or upon the consummation of which the holders of the Company’s outstanding equity securities prior to such merger or consolidation own less than 50% of the outstanding equity securities of the Company after such merger or consolidation, or (iii) a sale of all or substantially all of the assets of the Company; provided, however, that the following acquisitions shall not constitute a Change of Control for the purposes of this Agreement: (A) any acquisitions of common stock or securities convertible into common stock directly from the Company, or (B) any acquisition of common stock or securities convertible into common stock by any employee benefit plan (or related trust) sponsored by or maintained by the Company.

就本协议而言，“控制权变更”系指下列任何一种或多种情况的发生:(i)任何个人、实体或团体(在经修订的《1934年证券交易法》第13(d)(3)条或第14(d)(2)条所指的范围内)直接、间接、实益或有记录地积累公司已发行股本证券50%或以上的股份;(ii)公司的合并或合并，而在该等合并或合并中，公司不能作为独立公司存活下来，或在该等合并或合并完成后，公司未清偿权益证券的持有人在该等合并或合并后，持有公司未清偿权益证券的比例不足50%，或(iii)出售公司全部或几乎全部资产;但就本协议而言，以下收购不构成控制权变更:(a)直接从公司收购普通股或可转换为普通股的证券，或(B)通过公司赞助或维持的任何员工福利计划(或相关信托)收购普通股或可转换为普通股的证券。

(f) Notice of Termination. Any termination of employment by the Company or the Executive shall be communicated by a written “Notice of Termination” to the other party hereto given in accordance with Section 16 of this Agreement. In the event of a termination by the Company for Cause, the Notice of Termination shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) specify the date of termination, which date shall be the date of such notice. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.

终止通知：本公司或CFO的任何雇佣终止均应根据本协议第16条以书面“终止通知”的方式通知本协议的另一方。如果公司因原因终止合同，则终止通知应(i)指明本协议中所依赖的具体终止条款，(ii)合理详细地列出据称可作为终止CFO聘用的依据的事实和情况，以及(iii)指明终止日期，该日期应为该通知发出的日期。CFO或公司未能在终止通知中列出导致原因显示的任何事实或情况，不应放弃CFO或公司在本协议项下的任何权利，也不排除CFO或公司在执行CFO或公司在本协议项下的权利时主张该事实或情况。

(g) Resignation of Executive Officer. The termination of the Executive’s employment for any reason will constitute the Executive’s resignation from (i) any director, officer or employee position the Executive has with the Company or any of its Affiliates, and (ii) all fiduciary positions (including as a trustee) the Executive holds with respect to any employee benefit plans or trusts established by the Company. The Executive agrees that this Agreement shall serve as written notice of resignation in this circumstance, unless otherwise required by any plan or applicable law.

CFO辞职：CFO因任何原因终止聘用，即构成其辞去(i)CFO在本公司或其任何关联公司所担任的任何董事、高级职员或雇员职务，以及(ii)CFO就本公司设立的任何雇员福利计划或信托所担任的所有受托人职务(包括受托人)。CFO同意，在此情况下，本协议应作为书面辞职通知，除非任何计划或适用法律另有规定。

8. Non-Competition; Non-Solicitation. 竞业禁止

(a) For the duration of the Employment Period and, unless the Company terminates the Executive’s employment without Cause, during the Severance Period (the “Non-compete Period”), the Executive shall not, directly or indirectly, except as specifically provided in the last sentence of Section 2(c) hereof, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend any credit to, or render services or advice to, any business, firm, corporation, partnership, association, joint venture or other entity that engages or conducts any business the same as or substantially similar to the Business or any other business engaged in or proposed to be engaged in or conducted by the Company and/or any of its Affiliates during the Employment Period, or then included in the future strategic plan of the Company and/or any of its Affiliates, anywhere within North America; provided, however, that the Executive may own less than 5% in the aggregate of the outstanding shares of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise), other than any such enterprise with which the Company competes or is currently engaged in a joint venture, if such securities are of a class listed on any national or regional securities exchange or have been registered under Section 12(b) or (g) of the Exchange Act.

在聘任期期间内，除非公司在离职期间(“竞业禁止期”)无故终止CFO的聘用，除本协议第2(c)条最后一句明确规定的外，CFO不得直接或间接从事或投资于、拥有、管理、经营、融资、控制或参与以下公司的所有权、管理、经营、融资或控制:或以任何方式与任何企业、商号、公司、合伙企业、协会、合资企业或其他实体有关，或向其提供任何信贷，或向其提供服务或建议，这些企业、商号、公司、合伙企业、协会、合资企业或其他实体从事或经营与本业务相同或大致类似的业务，或本公司和/或其任何关联公司在聘用期间从事或拟从事或经营的任何其他业务，或随后被纳入本公司和/或其任何关联公司的未来战略计划(在北美的任何地方);提供,然而,执行可能的不到5%的总流通股的任何类证券的任何企业(但没有其他参与活动的企业),除了任何此类企业的公司竞争或正在从事合资企业,如果这些证券是类的任何国家或地区证券交易所上市或 已登记部分12 (b)或(g)的交换行为。

(b) During the Employment Period and for a period of twelve (12) months following termination of the Executive’s employment with the Company, the Executive shall not:

在聘期内以及在CFO终止与公司的雇佣关系后的十二(12)个月内，CFO不得:

(i) solicit or hire, or attempt to recruit, persuade, solicit or hire, any employee, or independent contractor of, or consultant to, the Company, or its Affiliates, to leave the employment (or independent contractor relationship) thereof, whether or not any such employee or independent contractor is party to an employment agreement; or

招揽、雇用、或试图招募、劝说、招揽或雇用本公司或其关联公司的任何员工、独立承包商或顾问离开本公司或其关联公司的雇佣关系(或独立承包商关系)，无论该等员工或独立承包商是否是雇佣协议的一方;或

(ii) attempt in any manner to solicit or accept from any customer or client of the Company or any of its Affiliates, with whom the Company or any of its Affiliates had significant contact during the term of this Agreement, business of the kind or competitive with the business done by the Company or any of its Affiliates with such customer or to persuade or attempt to persuade any such customer to cease to do business or to reduce the amount of business which such customer has customarily done or is reasonably expected to do with the Company or any of its Affiliates or if any such customer elects to move its business to a person other than the Company or any of its Affiliates, provide any services (of the kind or competitive with the Business of the Company or any of its Affiliates) for such customer, or have any discussions regarding any such service with such customer, on behalf of such other person.

试图以任何方式向本公司或其任何关联公司的任何客户或客户(本公司或其任何关联公司在本协议期间与之有重大联系)招揽或接受，商业的或竞争的业务由公司或任何其附属公司与客户或说服或试图说服任何此类客户停止做生意或减少业务这类客户通常做或合理预期与公司或任何其附属公司或如果任何此类客户选择移动业务的人以外的其他公司或任何其附属公司,代表该等人为该等客户提供任何(属于或与本公司或其任何关联公司的业务相竞争的)服务，或与该等客户就任何该等服务进行任何讨论。

(c) The Executive recognizes and agrees that because a violation by the Executive of his obligations under this Section will cause irreparable harm to the Company that would be difficult to quantify and for which money damages would be inadequate, the Company shall have the right to injunctive relief to prevent or restrain any such violation, without the necessity of posting a bond. The Non-compete Period will be extended by the duration of any violation by the Executive of any of his obligations under this Section.

CFO认识到并同意，由于CFO违反其在本条项下的义务，将对公司造成难以量化且金钱损害不足以弥补的不可弥补的损害，公司应有权获得禁令救济，以防止或限制任何此类违反行为，而无需缴纳保证金。竞业禁止期将随CFO违反其在本节项下的任何义务的持续时间而延长。

(d) The Executive expressly agrees that the character, duration and scope of the covenant not to compete are reasonable in light of the circumstances as they exist at the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of the covenant not to compete is unreasonable in light of the circumstances as they then exist, then it is the intention of the Executive, on the one hand, and the Company, on the other, that the covenant not to compete shall be construed by the court in such a manner as to impose only those restrictions on the conduct of the Executive which are reasonable in light of the circumstances as they then exist and necessary to assure the Company of the intended benefit of the covenant not to compete.

CFO明确同意，根据本协议签署之日存在的情况，不竞争契约的性质、期限和范围是合理的。然而，如果有管辖权的法院在以后作出决定，认为不竞争契约的性质、期限或地域范围根据当时存在的情况是不合理的，那么高管一方和公司一方的意图是，不竞争契约应由法院解释为只对CFO的行为施加限制，而这些限制在当时的情况下是合理的，并且是确保公司从不竞争契约中获得预期利益所必需的

9. Inventions and Patents. The Executive acknowledges that all inventions, innovations, improvements, know-how, plans, development, methods, designs, analyses, specifications, software, drawings, reports and all similar or related information (whether or not patentable or reduced to practice) which related to any of the Company’s actual or proposed business activities and which are created, designed or conceived, developed or made by the Executive during the Executive’s past or future employment by the Company or any Affiliates, or any predecessor thereof (“Work Product”), belong to the Company, or its Affiliates, as applicable. Any copyrightable work falling within the definition of Work Product shall be deemed a “work made for hire” and ownership of all right title and interest shall rest in the Company. The Executive hereby irrevocably assigns, transfers and conveys, to the full extent permitted by law, all right, title and interest in the Work Product, on a worldwide basis, to the Company to the extent ownership of any such rights does not automatically vest in the Company under applicable law. The Executive will promptly disclose any such Work Product to the Company and perform all actions requested by the Company (whether during or after employment) to establish and confirm ownership of such Work Product by the Company (including, without limitation, assignments, consents, powers of attorney and other instruments).

与本公司任何实际或拟议的业务活动有关的改进、专有技术、计划、开发、方法、设计、分析、规格、软件、图纸、报告以及所有类似或相关信息(无论是否可申请专利或简化为实践)，以及在CFO过去或未来受雇于本公司或任何关联公司或其前身期间由CFO创造、设计、构思、开发或制作的(“工作产品”)，属于本公司或其关联公司(视情况而定)。在工作成果定义范围内的任何有版权的作品均应被视为“雇佣作品”，所有权利、所有权和利益的所有权属于公司。在法律允许的范围内，CFO在此不可撤销地将工作成果的所有权利、所有权和利益在全球范围内转让、转让和转让给本公司，但任何此类权利的所有权在适用法律下不自动归属于本公司。CFO将立即向公司披露任何该等工作成果，并执行公司要求的所有行动(无论是在受雇期间还是受雇后)，以确立和确认公司对该等工作成果的所有权(包括但不限于转让、同意、授权书和其他文书)。

10. Confidentiality.保密

(a) The Executive understands that the Company and/or its Affiliates, from time to time, may impart to the Executive confidential information, whether such information is written, oral, electronic or graphic.

CFO明白，本公司和/或其关联公司可不时向CFO传递机密信息，无论该等信息是书面、口头、电子或图形形式。

(b) For purposes of this Agreement, “Confidential Information” means information, which is used in the business of the Company or its Affiliates and (i) is proprietary to, about or created by the Company or its Affiliates, (ii) gives the Company or its Affiliates some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company or its Affiliates, (iii) is designated as Confidential Information by the Company or its Affiliates, is known by the Executive to be considered confidential by the Company or its Affiliates, or from all the relevant circumstances should reasonably be assumed by the Executive to be confidential and proprietary to the Company or its Affiliates, or (iv) is not generally known by non-Company personnel. Such Confidential Information includes, without limitation, the following types of information and other information of a similar nature (whether or not reduced to writing or designated as confidential):

就本协议而言，“机密信息”系指在本公司或其关联公司的业务中使用的信息，并且(i)本公司或其关联公司专有的、关于本公司或其关联公司的或由本公司或其关联公司创建的信息，(ii)使本公司或其关联公司获得某些竞争性商业优势或获得该优势的机会，或披露该优势可能损害本公司或其关联公司的利益的信息，(iii)被本公司或其关联公司指定为机密信息，被CFO知道并被本公司或其关联公司视为机密信息，或从所有相关情况来看，CFO应合理地认为是对本公司或其关联公司的机密和专有信息，或(iv)非本公司人员通常不知道的信息。该等保密信息包括但不限于以下类型的信息以及其他类似性质的信息(无论是否简化为书面形式或指定为保密信息):

(i) internal personnel and financial information of the Company or its Affiliates, vendor information (including vendor characteristics, services, prices, lists and agreements), purchasing and internal cost information, internal service and operational manuals, and the manner and methods of conducting the business of the Company or its Affiliates;

 公司或其关联公司的内部人事和财务信息、供应商信息(包括供应商特征、服务、价格、清单和协议)、采购和内部成本信息、内部服务和操作手册，以及公司或其关联公司开展业务的方式和方法;

(ii) marketing and development plans, price and cost data, price and fee amounts, pricing and billing policies, bidding, quoting procedures, marketing techniques, forecasts and forecast assumptions and volumes, and future plans and potential strategies (including, without limitation, all information relating to any oil and gas prospect and the identity of any key contact within the organization of any acquisition prospect) of the Company or its Affiliates which have been or are being discussed;

 公司或其关联公司已经或正在讨论的营销和开发计划、价格和成本数据、价格和费用数额、定价和账单政策、招标、报价程序、营销技术、预测和预测假设和数量，以及未来计划和潜在战略(包括但不限于与任何石油和天然气前景有关的所有信息以及任何收购前景组织内任何关键联系人的身份);

(iii) names of customers and their representatives, contracts (including their contents and parties), customer services, and the type, quantity, specifications and content of products and services purchased, leased, licensed or received by customers of the Company or its Affiliates; and

 客户及其代表的姓名、合同(包括合同内容和当事人)、客户服务，以及本公司或其关联公司的客户购买、租赁、许可或接收的产品和服务的类型、数量、规格和内容;而且

(iv) confidential and proprietary information provided to the Company or its Affiliates by any actual or potential customer, government agency or other third party (including businesses, consultants and other entities and individuals).

任何实际或潜在客户、政府机构或其他第三方(包括企业、顾问和其他实体和个人)向本公司或其关联公司提供的保密和专有信息。

The Executive hereby acknowledges the Company’s exclusive ownership of such Confidential Information.

CFO在此承认公司对该等机密信息的独家所有权。

(c) The Executive agrees as follows: (1) only to use the Confidential Information to provide services to the Company and its Affiliates; (2) only to communicate the Confidential Information to fellow employees, agents and representatives on a need-to-know basis; and (3) not to otherwise disclose or use any Confidential Information, except as may be required by law or otherwise authorized by the Board. Upon demand by the Company or upon termination of the Executive’s employment, the Executive will deliver to the Company all manuals, photographs, recordings and any other instrument or device by which, through which or on which Confidential Information has been recorded and/or preserved, which are in the Executive’s possession, custody or control.

(c)CFO同意如下:(1)仅使用保密信息向公司及其关联公司提供服务;(2)仅在需要知道的情况下，将机密信息传达给其他员工、代理和代表;(3)不得以其他方式披露或使用任何保密信息，法律可能要求或董事会另行授权的除外。应公司要求或在CFO的雇佣终止时，CFO将向公司交付CFO拥有、保管或控制的所有记录和/或保存机密信息的手册、照片、录音和任何其他工具或装置。

11. Executive’s Representation. The Executive hereby represents that the Executive’s entry into this Agreement and performance of the services hereunder will not violate the terms or conditions of any other agreement to which the Executive is a party.

CFO声明：CFO在此声明，CFO签署本协议和履行本协议项下的服务不会违反CFO作为一方的任何其他协议的条款或条件。

12. Mediation/Arbitration. If a dispute arises from or relates to this contract or the breach thereof, and if the dispute cannot be settled through direct discussions, the parties agree to endeavor first to settle the dispute by mediation before resorting to arbitration. If settlement is unable to be reached through mediation, the parties agree that any unresolved controversy or claim arising out of or relating to this contract, or breach thereof, shall then be settled by arbitration in accordance with its rules and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

12.  调解和仲裁：如因本合同或违反本合同而发生或与本合同有关的争议，如果该争议不能通过直接协商解决，双方同意首先努力通过调解解决争议，然后再诉诸仲裁。如果无法通过调解达成解决，双方同意任何因本合同或违反本合同而产生的或与本合同有关的未解决的争议或索赔应根据其规则通过仲裁解决，仲裁员作出的裁决的判决可提交有管辖权的任何法院。

13. Governing Law/Jurisdiction. This Agreement and any disputes or controversies arising hereunder shall be construed and enforced in accordance with and governed by the internal laws of the People’s Republic of China.

适用法律和管辖。本协议及本协议项下产生的任何争议或争议均应根据中华人民共和国的国内法律进行解释和执行并受其管辖。

14. Public Company Obligations; Indemnification.

上市公司义务;赔偿。

(a) Executive acknowledges that the Company is a publicly reporting company whose ordinary shares are registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and whose ordinary shares are registered under the Exchange Act, and that, as a publicly reporting company, this Agreement will be subject to the public filing requirements of the Exchange Act. In addition, both parties acknowledge that the Executive’s compensation and perquisites (each as determined by the rules of the US Securities and Exchange Commission (the “SEC”) or any other regulatory body or exchange having jurisdiction) (which may include benefits or regular or occasional aid/assistance, such as recreation, club memberships, meals, education for his family, vehicle, lodging or clothing, occasional bonuses or anything else he receives, during the Employment Period and any renewals thereof, in cash or in kind) paid or payable or received or receivable under this Agreement or otherwise, and his transactions and other dealings with the Company, may be required to be publicly disclosed.

CFO承认，本公司是一家公开报告的公司，其普通股是根据经修订的《1933年美国证券法》(“证券法”)注册的，其普通股是根据《交易法》注册的，并且，作为一家公开报告的公司，本协议将遵守《交易法》的公开备案要求。此外，双方承认，CFO的薪酬和额外津贴(各由美国证券交易委员会(“SEC”)或任何其他具有管辖权的监管机构或交易所的规则确定)(其中可能包括福利或定期或偶尔的援助/协助，如娱乐、俱乐部会员资格、餐饮、家庭教育、车辆、住宿或服装、偶尔奖金或他收到的任何其他东西，在雇佣期和任何续约(以现金或实物)，根据本协议或其他方式支付的、应付的、收到的或应收的，以及他与公司的交易和其他交易，都可能被要求公开披露。

(b) Executive acknowledges and agrees that the applicable insider trading rules, transaction reporting rules, limitations on disclosure of non-public information and other requirements set forth in the Securities Act, the Exchange Act and rules and regulations promulgated by the SEC may apply to this Agreement and Executive’s employment with the Company.

CFO承认并同意，适用的内幕交易规则、交易报告规则、对非公开信息披露的限制以及《证券法》、《交易法》和美国证券交易委员会颁布的规章制度中规定的其他要求，可适用于本协议以及CFO在公司的聘用。

(c) Executive (on behalf of himself, as well as the Executive’s executors, heirs, administrators and assigns) absolutely and unconditionally agrees to indemnify and hold harmless the Company and all of its past, present and future affiliates, executors, heirs, administrators, shareholders, employees, officers, directors, attorneys, accountants, agents, representatives, predecessors, successors and assigns from any and all claims, debts, demands, accounts, judgments, causes of action, equitable relief, damages, costs, charges, complaints, obligations, controversies, actions, suits, proceedings, expenses, responsibilities and liabilities of every kind and character whatsoever (including, but not limited to, reasonable attorneys’ fees and costs) in the event of Executive’s breach of any obligation of Executive under the Securities Act, the Exchange Act, any rules promulgated by the SEC and any other applicable federal, state or foreign laws, rules, regulations or orders.

(d)  CFO(代表他本人以及CFO的遗嘱执行人、继承人、遗产管理人和受让人)绝对和无条件地同意赔偿公司及其所有过去、现在和未来的附属公司、遗嘱执行人、继承人、遗产管理人、股东、员工、管理人员、董事、律师、会计师、代理人、代表、前任、继承人和受让人，使其免受任何和所有索赔、债务、要求、账目、判决、诉因、如果CFO违反《证券法》、《交易法》、SEC颁布的任何规则以及任何其他适用的联邦、州或外国法律、规则、法规或命令所规定的CFO的任何义务，则公平的救济、损害赔偿、费用、指控、投诉、义务、争议、行动、诉讼、程序、费用、责任和责任的任何种类和性质(包括但不限于合理的律师费用和费用)。

15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes and cancels any and all previous agreements, both written and oral, regarding the subject matter hereof between the parties hereto. This Agreement shall not be changed, altered, modified or amended, except by a written agreement signed by both parties hereto.

整个协议。本协议构成本协议双方就本协议及其标的事项达成的完整协议，并取代和取消双方之前就本协议标的事项达成的任何和所有书面和口头协议。本协议不得变更、变更、修改或修订，除非经本协议双方签署书面协议。

16. Notices. All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been given when delivered to the party to whom addressed or when sent by telecopy (if promptly confirmed by registered or certified mail, return receipt requested, prepaid and addressed) to the parties, their successors in interest, or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

通知。所有通知、请求、要求和本协议项下要求或预期的其他通信均应采用书面形式，并在送达收件人一方时视为已送达，或在通过传真(如果通过挂号信或挂号信及时确认，要求回执，预付款项并注明地址)发送至以下地址的各方、其权益继承人或受让人时，视为已送达:或在双方以上述方式书面通知指定的其他地址:

(a)	to the Company at:

Meihua International Medical Technologies Co., Ltd.
88 Tongda Road
Touqiao Town, Guangling District
Yangzhou 225000
People’s Republic of China
Attn: Chief Executive Officer
Email: secretary@meihuamed.com

with a copy to:

Michelman & Robinson LLP
800 Third Avenue, 24th Floor
New York, NY 10022
Attn: Megan J. Penick, Esq.
Email: mpenick@mrllp.com

(b)	to the Executive as set forth on Schedule A hereto.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section, be deemed given upon facsimile confirmation, (iii) if delivered by mail in the manner described above to the address as provided for in this Section, be deemed given on the earlier of the third business day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section). Either party may, by notice given to the other party in accordance with this Section, designate another address or person for receipt of notices hereunder.

所有这些通知、要求和其他通信(i)如果亲自送到本节规定的地址，则视为在送达时送达;(ii)如果通过传真发送到本节规定的传真号码，则视为在传真确认后送达;(iii)如果以上述方式邮寄到本节规定的地址，则视为在传真确认后送达;被视为给定的早些时候后第三个工作日邮件或者收到(iv)如果由隔夜快递提供的地址在本节中,被视为在前面发送的日期后的第一个营业日(隔夜快递或收到(在每种情况下不管这样的通知、请求或其他通信接收到任何其他的人一份这样的通知将依照本节)。任何一方均可根据本节向另一方发出通知，指定另一地址或人员接收本协议项下通知。

17. Severability. If any term or provision of this Agreement, or the application thereof to any person or under any circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms to the persons or under circumstances other than those as to which it is invalid or unenforceable, shall be considered severable and shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The invalid or unenforceable provisions shall, to the extent permitted by law, be deemed amended and given such interpretation as to achieve the economic intent of this Agreement.

可分割性。如果任何术语或本协议的条款,或应用程序的任何人或在任何情况下,应在任何程度上无效或无法执行,本协议的其余部分,或应用程序这样的条款以外的人或情况下,它是无效或无法执行时,应考虑可断开的,不得影响因此,和本协议的每一项有效和可强制执行的法律允许的最大程度。在法律允许的范围内，无效或不可执行的条款应被视为修改并作出解释，以实现本协议的经济意图。

18. Waiver. The failure of any party to insist in any one instance or more upon strict performance of any of the terms and conditions hereof, or to exercise any right or privilege herein conferred, shall not be construed as a waiver of such terms, conditions, rights or privileges, but same shall continue to remain in full force and effect. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

豁免。任何一方未能在任何一次或多次情况下坚持严格履行本协议的任何条款和条件，或未能行使本协议授予的任何权利或特权，不应被解释为放弃该等条款、条件、权利或特权，但该等条款、条件、权利或特权将继续充分有效。任何一方对另一方违反、违反或违约本协议任何条款的任何弃权不得被解释为或构成对该等条款的继续弃权，或对本协议任何其他条款的任何其他违反、违反或违约行为的弃权。

19. Successors and Assigns. This Agreement shall be binding upon the Company and any successors and assigns of the Company. Neither this Agreement nor any right or obligation hereunder may be assigned by the Executive. The Company may assign this Agreement and its right and obligations hereunder, in whole or in part.

继任者和受让人。本协议对公司及公司的任何继承人和受让人具有约束力。CFO不得转让本协议或本协议项下的任何权利或义务。公司可以全部或部分转让本协议及其在本协议项下的权利和义务。

20. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Additionally, a facsimile counterpart of this Agreement shall have the same effect as an originally executed counterpart.

同行：本协议可签署多份副本，每一份副本均应被视为原件，所有副本共同构成同一份文件。此外，本协议的传真件应与原始签署的传真件具有同等效力。

21. Headings. Headings in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

标题：本协议中的标题仅供参考之用，不应被视为具有任何实质性效力。

22. Opportunity to Seek Advice. The Executive acknowledges and confirms that he has had the opportunity to seek such legal, financial and other advice and representation as he has deemed appropriate in connection with this Agreement, that the Executive is fully aware of its legal effect, and that Executive has entered into it freely based on the Executive’s judgment and not on any representations or promises other than those contained in this Agreement.

寻求建议的机会：CFO承认并确认，他已有机会就本协议寻求他认为适当的法律、财务和其他方面的建议和代表，CFO完全了解本协议的法律效力，CFO是根据CFO的判断自由签订本协议的，而非基于本协议所载以外的任何陈述或承诺。

23. Withholding and Payroll Practices. All salary, severance payments, bonuses or benefits payments made by the Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law and shall be paid in the ordinary course pursuant to the Company’s then existing payroll practices.

预提和工资发放实务。公司在本协议项下支付的所有工资、遣散费、奖金或福利应扣除适用法律要求公司扣缴的任何税款或其他金额，并应按照公司当时现有的工资发放惯例在正常过程中支付。

[The next page is the signature page.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

兹此证明，双方已于上述首写日期签署本协议。

Meihua International Medical Technologies Co., Ltd.

By:	/s/ Yongjun Liu
Name:	Yongjun Liu
Title:	Chairman

EXECUTIVE:

/s/ Lianzhang Zhao
Lianzhang Zhao

Schedule A

1.	Employment Period: 12 months

2.	Employment

a.	Title: Chief Financial Officer

b.	Executive Duties:

In his capacity as Chief Financial Officer, the Executive shall perform such services, consistent with his office, as from time to time shall be assigned to him by the Board of Directors of the Company, devoting such time and effort to manage and oversee the financial operations of the Company, including preparation of the Company’s U.S. Securities and Exchange Commission Filings, including its Annual Report on Form 20-F and Semi-Annual Report on Form 6-K, and perform all of the functions of the offices held by him, as directed by the Board of Directors from time-to-time.

以首席财务官的身份，CFO应履行公司董事会不时分配给他的与其职务相一致的服务，投入时间和精力管理和监督公司的财务运作，包括准备公司的美国证券交易委员会备案文件，包括关于表格20-F的年度报告和关于表格6-K的半年度报告。并根据董事会不时的指示，履行他所担任职务的所有职能。

3.	Base Salary: $42,000 per year.

Target Bonus: milestone based to be set from time to time by the Board of Directors

基本工资:每年42,000美元。

目标奖金:由董事会不时制定

6(e).	Severance Period: [2 months]

15(b).	Executive Contact Information:
Name:	Zhao Lianzhang
Email:	CFO@meihuamed.com

Schedule B

Milestones

Key Performance Indicators	Level to be Achieved by the Company	Year
TBD	TBD	2023